Exhibit 99.1

             SUPERCONDUCTOR TECHNOLOGIES INC. ANNOUNCES PRELIMINARY
                      FOURTH QUARTER AND FULL YEAR REVENUES

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SANTA BARBARA, Calif., January 9, 2006 Superconductor Technologies Inc. (NASDAQ:
SCON) ("STI"), a leading provider of high performance infrastructure products for wireless voice and data applications, today announced its preliminary revenue for the fourth quarter and year ended December 31, 2005.

STI expects net revenues for the fourth quarter to be approximately $7.4 million, nearly a 90 percent revenue increase over the $3.9 million recognized for both the third quarter of 2005 and fourth quarter of 2004. Net commercial product revenues for the fourth quarter of 2005 are estimated to be approximately $6.7 million, a 119 percent increase over the $3.1 million in the third quarter of 2005 and a 123 percent increase over the $3.0 million in the fourth quarter of 2004.

STI expects net revenues for the full year ended December 31, 2005 to be approximately $24.2 million, as compared to $23 million in the prior year. Net commercial product revenues for the full year are estimated to be approximately $21.1 million, a 26 percent increase over the prior year's commercial product revenue of $16.8 million.

"As we indicated on our third quarter results call in November, demand for our products in the fourth quarter outpaced that of the prior quarter," said Jeff Quiram, president and chief executive officer of Superconductor Technologies Inc. "Our fourth quarter revenue shows a significant sequential increase, driven primarily by the continued successful execution of our two pronged growth strategy of expanding our product portfolio and diversifying our customer base. In fact, in the fourth quarter we secured another major North American wireless carrier as a new 10 percent customer for STI. Fourth quarter results also reflect revenue from new products developed by our rapid prototyping initiative that continues to create custom solutions quickly in response to our customers' pressing network quality improvement challenges."

STI expects to announce final fourth quarter and year-end results in early March, at which time the company will hold an earnings conference call.

ABOUT SUPERCONDUCTOR TECHNOLOGIES INC. (STI)

Superconductor Technologies Inc., headquartered in Santa Barbara, CA, is a leading provider of high performance infrastructure products for wireless voice and data applications. STI's SuperLinkTM solution increases capacity utilization, lowers dropped and blocked calls, extends coverage, and enables faster wireless data rates. Its AmpLinkTM solution enhances the performance of wireless base stations by improving the receiver sensitivity and geographic coverage.

SuperLink and AmpLink are trademarks of Superconductor Technologies Inc. in the United States and in other countries. For information about STI, please visit www.suptech.com.

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SAFE HARBOR STATEMENT

The press release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, STI's views on future fundraising plans, profitability, revenues, market growth, capital requirements and new product introductions and any other statements identified by phrases such as "thinks," "anticipates," "believes," "estimates," "expects," "intends," "plans," "goals" or similar words. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statements. For example, the financial results reported in this press release are based on certain assumptions and estimates made by management and are subject to adjustment prior to the filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2005 with the SEC. Other factors and uncertainties include: fluctuations in product demand from quarter to quarter which can be significant; STI's ability to diversify its concentrated customer base; the impact of competitive filter products technologies and pricing; unanticipated decreases in the capital spending of wireless network operators; and manufacturing capacity constraints and difficulties. Forward-looking statements can be affected by many other factors, including, those described in the Business and the MD&A sections of its 2004 Annual Report on Form 10-K and the Risk Factors section of its Prospectus Supplement dated August 10, 2005. These documents are available online at STI's website, www.suptech.com, or through the SEC's website, www.sec.gov. Forward-looking statements are based on information presently available to senior management, and STI has not assumed any duty to update any forward-looking statements.

CONTACT

For further information please contact: Martin S. McDermut, Senior Vice President, Chief Financial Officer of Superconductor Technologies Inc., +1-805-690-4539, mmcdermut@suptech.com; or Investor Relations, Kirsten Chapman, invest@suptech.com, or Moriah Shilton, both of Lippert / Heilshorn & Associates, +1-415-433-3777, for Superconductor Technologies Inc.

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